                                                                     EXHIBIT 4.4

================================================================================


                                   NVR, INC.

                                      AND

                               NVR HOMES, INC.,

                         NVR FINANCIAL SERVICES, INC.

                                      AND

                                   RVN, INC.

                        as Joint and Several Guarantors


                          __________________________

                                 $160,000,000

                           11% SENIOR NOTES due 2003

                          __________________________


                          __________________________

                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 7, 1997
                          __________________________


                          __________________________

                       IBJ SCHRODER BANK & TRUST COMPANY
                          __________________________

                                  as Trustee

          FIRST SUPPLEMENTAL INDENTURE dated as of January 7, 1997 (the "Supplemental Indenture") among NVR, Inc., a Virginia corporation ("NVR" or "Company"), and NVR Homes, Inc., a Virginia corporation ("Homes"), and NVR Financial Services, Inc., a Pennsylvania corporation ("NVRFS"), and RVN, Inc., a Delaware corporation ("RVN"), as joint and several guarantors, and IBJ Schroder Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as trustee ("Trustee"), amending and supplementing the Indenture dated as of September 30, 1993 (the "Indenture") among NVR, and Homes and NVRFS, as joint and several guarantors, and the Trustee.

                                    RECITALS
                                    --------

          WHEREAS, NVR and Homes and NVRFS, as joint and several guarantors, and the Trustee have entered into the Indenture for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Notes due 2003 of NVR (the "Securities"); all capitalized terms used and not otherwise defined herein having the meanings set forth in the Indenture; and

          WHEREAS, RVN has been organized as a Subsidiary of the Company and is the transferee of certain property or assets of the Company; and

          WHEREAS, in accordance with the provisions of the Indenture, the Company desires to designate RVN as a Restricted Subsidiary; and

          WHEREAS, in accordance with the provisions of Section 11.05 of the Indenture, RVN desires to enter into this Supplemental Indenture to provide for the unconditional Guarantee of all of the Company's Obligations under the Securities on the terms set forth in the Indenture; and

          WHEREAS, to further evidence such Guarantee, RVN, simultaneously with the execution of this Supplemental Indenture, has executed and delivered to the Trustee a Subsidiary Guarantee substantially in the form included in Exhibit C to the Indenture; and

          WHEREAS, in accordance with the provisions of Section 10.01 of the Indenture and Section 6 of the Pledge Agreement, the Company, simultaneously with the execution of this Supplemental Indenture, has executed and delivered to the Collateral Agent a Pledge Amendment dated January 7, 1997, providing for the pledge of 100% of the Capital Stock of RVN, as well as the certificate representing such shares and duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent; and

          WHEREAS, in accordance with Section 9.01(iv) of the Indenture, the Company, the Guarantors and the Trustee are authorized and permitted to amend and supplement the Indenture as set forth herein, without the consent of any Securityholder, and all requirements set forth in Article 9 to make this Supplemental Indenture effective have been satisfied; and

          WHEREAS, the execution, delivery and due performance of this Supplemental Indenture by each of the Company and the Guarantors, respectively, have been authorized, approved and directed by all necessary and appropriate action of the boards of directors of each of the Company and the Guarantors, respectively; and

          WHEREAS, the execution, delivery and due performance of this Supplemental Indenture by the Trustee have been authorized, approved and directed by all necessary and appropriate corporate action of the Trustee;

          NOW, THEREFORE, for and in consideration of the mutual premises and agreements herein contained, the Company and each of Homes and NVRFS and RVN, in its capacity as a joint and several guarantor, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   AGREEMENT
                                   ---------

SECTION 1.01.  SUBSIDIARY GUARANTEE.

          Subject to the provisions of Article 11 of the Indenture, RVN, jointly and severally, unconditionally guarantees all of the Company's Obligations under the Securities on the terms set forth in the Indenture.

SECTION 1.02.  FURTHER AGREEMENTS.

          All actions necessary to constitute RVN as a Guarantor and a Restricted Subsidiary under the terms of the Indenture have been taken, and all references in the Indenture to a Guarantor or a Restricted Subsidiary shall on and after the date hereof include RVN. On and after the date hereof, the Indenture shall be deemed to include this Supplemental Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall remain in full force and effect.

SECTION 1.03.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 1.04.  HEADINGS.

          The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 1.05.  GOVERNING LAW.

          The internal law of the State of New York shall govern this Supplemental Indenture.

                                  SIGNATURES


Dated as of January 7, 1997                 NVR, Inc.
                                            By: /s/ Paul C. Saville
                                                --------------------
                                            Name:Paul C. Saville
                                            Title: Senior Vice-President

Attest:
/s/ Dennis Seremet            (SEAL)
------------------



Dated as of January 7, 1997                 NVR HOMES, INC., as Guarantor
                                            By: /s/ Paul C. Saville
                                                --------------------
                                            Name: Paul C. Saville
                                            Title: Senior Vice-President Finance

Attest:
/s/ Dennis M . Seremet        (SEAL)
----------------------



Dated as of January 7, 1997                 NVR FINANCIAL SERVICES, INC.,
                                            as Guarantor
                                            By: /s/ Paul C. Saville
                                               --------------------
                                            Name: Paul C. Saville
                                            Title:  Senior Vice-President

Attest:
/s/ Peter F. Fitzsimmons      (SEAL)
------------------------


Dated as of January 7, 1997                 RVN, INC., as Guarantor
                                            By: /s/ Paul C. Saville
                                               --------------------
                                            Name:  Paul C. Saville
                                            Title:  Senior Vice President

Attest:
Dennis M. Seremet             (SEAL)
-----------------


Dated as of January 7, 1997                 IBJ SCHRODER BANK & TRUST
                                            COMPANY, as Trustee
                                            By: /s/ Barbara McCluskey
                                               ----------------------
                                            Name: Barbara McCluskey
                                            Title: Vice President

Attest:
/s/ Anthony Lieggi            (SEAL)
------------------

                               PLEDGE AMENDMENT
                               ----------------


          This Pledge Amendment, dated January 7, 1997, is delivered pursuant to
Section 6(h) of the Pledge Agreement referred to below. The undersigned hereby pledges to the Collateral Agent for its benefit and the ratable benefit of the Holders, and grants to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in all of its right, title and interest in the shares of stock listed below.

          The undersigned hereby represents and warrants that each representation and warranty set forth in Section 4 of the Pledge Agreement is true and correct as of the date hereof.

          The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of September 30, 1993, between the undersigned and IBJ Schroder Bank & Trust Company, as Collateral Agent (the "Pledge Agreement"); capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Pledge Agreement; and the Collateral listed on this Pledge Amendment shall be deemed to be part of the Collateral, and shall become part of the Collateral and shall secure all Obligations.

                                        NVR, INC.,
                                        a  Virginia corporation



                                             By: /s/ Paul C.Saville
                                                -------------------
                                             Name: Paul C. Saville
                                             Title:Senior Vice-President

                                   Pledged Shares
                                   --------------

                           Number of     Share Certificate     Percentage of
        Issuer           Pledged Shares       Number        Outstanding Shares
        ------           --------------  -----------------  -------------------
RVN, Inc., a Delaware         1,000              1                100%
corporation

                             SUBSIDIARY GUARANTEE


          The Guarantor listed below (hereinafter referred to as the "Guarantor," which term includes any successor or assign under the Indenture (the "Indenture")), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 11% Senior Notes due 2003 (the "Securities") of NVR, Inc., a Virginia corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium, if any, and (to the extent permitted law) interest on any interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company, to the Securityholders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Securities or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Subsidiary Guarantee.

          The obligations of the Guarantor to the Securityholder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No stockholder, officer, director or incorporator, as such, past, present or future of the Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Securities and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The obligations of the Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE 11 AND ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                                             Guarantor:

                                             RVN, INC.



Dated:  January 7, 1997                      By: /s/ Paul C. Saville
                                                --------------------
                                             Name:Paul C. Saville
                                             Title:Senior Vice President